                                                                    EXHIBIT 99.1

SS&C           PRESS RELEASE

FOR IMMEDIATE RELEASE
Contact:
Patrick Pedonti, Chief Financial Officer (860) 298-4738
Lese Amato, Investor Relations (860) 298-4653
E-mail: InvestorRelations@sscinc.com

SS&C TECHNOLOGIES REPORTS RECORD Q2 REVENUES, OPERATING INCOME, AND NET INCOME - UP 54%, 72%, AND 61%.

WINDSOR, CT - July 19, 2004 -- SS&C Technologies, Inc. (Nasdaq: SSNC) today announced results for the quarter ended June 30, 2004. Q2 revenues were $24.5 million, an increase of 54% from the $15.9 million for Q2 2003. Q2 operating earnings and net income were $7.2 and $4.4 million, respectively, increases of 72% and 61% from the $4.2 million and $2.7 million, respectively, for Q2 last year. Diluted earnings per share for Q2 were $0.21, 50% higher than the $0.14 diluted earnings per share for the same period in 2003.

Bill Stone, SS&C's President and CEO, said, "We are pleased with our strong Q2 operating results. Our operating income hit a record high $7.2 million, increasing $3.0 million, or 72%, and representing a 29.3% operating margin. We experienced a solid 13% increase in our organic revenue growth, and we continue to benefit from robust acquisition revenue numbers. Our Q2 overall gross profit margin was 63%, with outsourcing gross profit margin at 48%, an improvement of 1200 basis points from Q2 2003."

Stone stated, "We continue to see gains in our recurring revenue stream, which includes both maintenance and outsourcing revenues. In Q2, recurring revenues increased to $17.6 million, a 61% increase over the $10.9 million posted in Q2 of 2003. We are particularly excited by our outsourcing revenue for Q2, which increased 160% over Q2 2003, a result of revenues from acquisitions as well as significant organic growth for our existing outsourcing services."

BALANCE SHEET AND CASH FLOW STRONG

"Our balance sheet and cash flow remain very healthy," said Stone. "We generated $12.3 million in net cash from operations in the six-month period ending June 30, 2004, a 26% increase over the same period in 2003. We completed our secondary offering in Q2, selling 4.05 million shares and adding $74.4 million to our cash position. Total cash, cash equivalents and investments in marketable securities at quarter end were $115.9 million, or $5.48 per share."
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GUIDANCE

"We currently expect Q3 2004 revenues to be in the range of $24.5 to $25.0 million and net income to be between $0.19 and $0.20 per diluted share," stated Stone. "For 2004, our expectation is for revenue to be $93 to $95 million and diluted earnings per share to be between $0.78 and $0.80. We expect Q3 2004 total diluted shares to be approximately 24.5 million."

LEVERAGING PRODUCT OFFERINGS

"SS&C's broad array of products and services are unique in the financial services industry," said Stone. "We continually invest to support our clients across front- middle- and back-office functions as well as across asset classes. We are increasingly leveraging our technology by introducing exciting new packages of products, services, platforms and messaging. The solutions we offer are fully customizable to meet clients' needs and are designed to produce meaningful straight-through processing results. For example, we have integrated our data visualization application, Heatmaps(R), with our Antares(TM) trading system, and, tied with our Debt & Derivatives(TM) processing software, our CAMRA(TM) or Total Return(TM) portfolio management software, and our Xe(TM) messaging technology, we can offer one packaged solution. Clients realize greater efficiencies and cost savings."

PROMOTING SS&C FUND SERVICES

"Increased marketing efforts are underway to highlight SS&C Fund Services. We offer a complete solution to on- and offshore hedge funds," said Stone. "One of the upcoming spotlight events is a seminar SS&C is co-sponsoring for senior-level hedge fund executives titled `Derivatives: How the Risk Landscape Has Changed.' The seminar will be held in Stamford on July 28, 2004. Presentations will include both strategic and tactical topics on how to use derivatives to manage the explosive asset growth in the hedge fund industry."

SS&C TECHNOLOGIES\UCONN FINANCIAL ACCELERATOR

SS&C has entered into a five-year commitment with the University of Connecticut School of Business to develop and support the school's Financial Accelerator. Named the SS&C Technologies Financial Accelerator at The University of Connecticut, it will be located in downtown Hartford, Connecticut. The Financial Accelerator concept was developed by SS&C's CEO Bill Stone, and UConn's School of Business Associate Dean, Rich Dino. The Financial Accelerator program will include multiple public and private partnerships with the investment, insurance and financial community. MBAs looking to leverage their academic experience will work on real business problems. Examples include: optimization of portfolios which are subject to constraints; technology solutions to the fiduciary responsibilities in financial services; efficient organizational platforms; adroit uses of cutting edge technology; identifying and acting on market inefficiencies; and employing Dynamic Financial Analysis. "At SS&C
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we have acquired tens of millions of dollars of cutting edge technology which is in use by over 5,000 financial services firms across the globe," said Stone. "Seeding the Accelerator with SS&C's technology, and searching for and deciding on additional technologies, will both jump start the Accelerator and position it as a leading Center of higher learning."

EARNINGS CALL

SS&C's Q2 2004 earnings call will take place at 5:00 p.m. Eastern Time today, July 19, 2004. Interested parties may dial 706-643-7858 (US, Canada and International) and request the "SS&C Second Quarter Earnings Call", conference ID #8505554. A replay will be available after 8:00 pm on July 19, until midnight on July 30, 2004. To access, dial 706-645-9291 and enter the access code 8505554. A replay of the call will also be available after July 20, 2004 on our website at www.ssctech.com/about/earnings.asp.

This press release contains forward-looking statements relating to, among other things, the Company's expected revenues and earnings per share for the third quarter and full year of 2004. Such statements reflect management's best judgment based on factors currently known but are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the Company's ability to finalize large client contracts, fluctuations in customer demand for the Company's products and services, intensity of competition, delays in product development, the Company's ability to control expenses, general economic and industry conditions, the Company's ability to integrate acquired businesses, the effect of the acquisitions on customer demand for the Company's products and services, terrorist activities, and those risks described in the Company's filings with the Securities and Exchange Commission, including without limitation, the Company's Registration Statement on Form S-3 (File No. 333-113178), as amended. The Company cautions investors that it may not update any or all of the foregoing forward-looking statements.
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                    SS&C TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (unaudited)

                                             THREE MONTHS ENDED                  SIX MONTHS ENDED
                                          -------------------------         ---------------------------
                                          JUNE 30,         JUNE 30,         JUNE 30,           JUNE 30,
                                            2004             2003             2004               2003
                                          --------         --------         --------           --------
Revenues:
   Software licenses                      $ 4,188          $ 3,723          $  8,328           $ 7,105
   Maintenance                              9,239            7,715            17,221            15,333
   Professional services                    2,727            1,262             4,577             2,919
   Outsourcing                              8,330            3,206            13,547             6,287
                                          -------          -------          --------           -------
     Total revenues                        24,484           15,906            43,673            31,644
                                          -------          -------          --------           -------

Cost of revenues:
   Software licenses                          585              423             1,030               942
   Maintenance                              2,341            1,504             3,989             2,992
   Professional services                    1,794            1,117             3,073             2,271
   Outsourcing                              4,346            2,046             7,088             4,028
                                          -------          -------          --------           -------
     Total cost of revenues                 9,066            5,090            15,180            10,233
                                          -------          -------          --------           -------

Gross profit                               15,418           10,816            28,493            21,411
                                          -------          -------          --------           -------

Operating expenses:
  Selling and marketing                     2,727            2,036             4,947             4,141
  Research and development                  3,552            2,876             6,508             5,879
  General and administrative                1,969            1,731             3,838             3,653
                                          -------          -------          --------           -------
     Total operating expenses               8,248            6,643            15,293            13,673
                                          -------          -------          --------           -------

Operating income                            7,170            4,173            13,200             7,738

Interest income                               182              235               365               484
Other income (expense), net                    16               74               (16)               79
                                          -------          -------          --------           -------

Income before income taxes                  7,368            4,482            13,549             8,301
Provision for income taxes                  2,955            1,748             5,366             3,238
                                          -------          -------          --------           -------

Net income                                $ 4,413          $ 2,734          $  8,183           $ 5,063
                                          =======          =======          ========           =======

Basic earnings per share                  $  0.22          $  0.15          $   0.43           $  0.27
                                          =======          =======          ========           =======

Basic weighted average number of
common shares outstanding                  19,771           18,510            19,229            18,717
                                          =======          =======          ========           =======

Diluted earnings per share                $  0.21          $  0.14          $   0.40           $  0.26
                                          =======          =======          ========           =======

Diluted weighted average number
of common and common equivalent
shares outstanding                         21,144           19,730            20,672            19,797
                                          =======          =======          ========           =======

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                    SS&C TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                  (UNAUDITED)
                                                                   JUNE 30,         DECEMBER 31,
                                                                     2004              2003
                                                                  -----------       ------------
ASSETS
Current assets:
         Cash and cash equivalents                                 $ 41,926          $ 15,261
         Investments in marketable securities                        73,991            37,120
         Accounts receivable, net                                    16,634             8,571
         Income taxes receivable                                        423                --
         Prepaid expenses and other current assets                    1,371             1,434
         Deferred income taxes                                          479               620
                                                                   --------          --------
              Total current assets                                  134,824            63,006

Property and equipment, net                                           5,429             4,764

Deferred income taxes                                                 6,226             6,417
Intangible and other assets, net                                     29,811             8,398
                                                                   --------          --------

              Total assets                                         $176,290          $ 82,585
                                                                   ========          ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
         Accounts payable                                          $  1,374          $    916
         Income taxes payable                                            --                91
         Accrued employee compensation and benefits                   4,464             3,484
         Other accrued expenses                                       3,576             2,039
         Deferred maintenance and other revenue                      19,955            14,467
                                                                   --------          --------
              Total current liabilities                              29,369            20,997
                                                                   --------          --------

         Total stockholders' equity before treasury stock           200,341           115,008
         Less:  cost of common stock in treasury                     53,420            53,420
                                                                   --------          --------
              Total stockholders' equity                            146,921            61,588
                                                                   --------          --------

              Total liabilities and stockholders' equity           $176,290          $ 82,585
                                                                   ========          ========

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                    SS&C TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                   (UNAUDITED)
                                                                                SIX MONTHS ENDED
                                                                           ---------------------------
                                                                           JUNE 30,           JUNE 30,
                                                                             2004               2003
                                                                           --------           --------
Cash flow from operating activities:
     Net income                                                            $  8,183           $  5,063
                                                                           --------           --------
Adjustments to reconcile net income to net cash provided
     by operating activities:
    Depreciation and amortization                                             2,133              1,870
    Net realized losses (gains) on equity investments                            26                (88)
    Loss (gain) on sale or disposal of property and equipment                    (7)                12
    Deferred income taxes                                                       332                236
    Income tax benefit related to exercise of stock options                   2,151                 --
    Provision for doubtful accounts                                              (2)               477
    Changes in operating assets and liabilities excluding effects from acquisitions:
          Accounts receivable                                                (1,870)              (182)
          Prepaid expenses and other assets                                     410                314
          Taxes receivable                                                     (423)                --
          Accounts payable                                                     (161)                80
          Accrued expenses                                                      887             (1,756)
          Taxes payable                                                         (83)               283
          Deferred maintenance and other revenues                               684              3,419
                                                                           --------           --------
               Total adjustments                                              4,077              4,665
                                                                           --------           --------
     Net cash provided by operating activities                               12,260              9,728
                                                                           --------           --------
Cash flow from investing activities:
     Additions to property and equipment                                       (334)              (375)
     Proceeds from sale of property and equipment                                 7                 --
     Cash paid for business acquisitions, net of cash acquired              (23,380)                --
     Purchases of marketable securities                                     (69,611)           (14,992)
     Sales of marketable securities                                          32,775             12,245
                                                                           --------           --------
     Net cash used in investing activities                                  (60,543)            (3,122)
                                                                           --------           --------
Cash flow from financing activities:
     Issuance of common stock                                                74,628                134
     Exercise of options                                                      1,781              3,202
     Purchase of common stock for treasury                                       --             (9,421)
     Common stock dividends                                                  (1,333)                --
                                                                           --------           --------
     Net cash provided by (used in) financing activities                     75,076             (6,085)
                                                                           --------           --------

Effect of exchange rate changes on cash                                        (128)               291
                                                                           --------           --------

Net increase in cash and cash equivalents                                    26,665                812
Cash and cash equivalents, beginning of period                               15,261             18,336
                                                                           --------           --------
Cash and cash equivalents, end of period                                   $ 41,926           $ 19,148
                                                                           ========           ========